Exhibit No. 32.2
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, the undersigned officer of MasterBrand, Inc., does hereby certify, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

/s/ Andrea H. Simon
Andrea H. Simon
Executive Vice President and Chief Financial Officer

Dated: February 27, 2024

A signed original of this written statement required by Section 906 has been provided to MasterBrand, Inc. and will be retained by MasterBrand, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.